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                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS


We consent to incorporation by reference in the registration statement on Form S-8 of Western Reserve Bancorp, Inc. of our report dated February 20, 2004, relating to the consolidated balance sheets of Western Reserve Bancorp, Inc. as of December 31, 2003 and 2002, and the related consolidated statements of income, changes in shareholders' equity, and cash flows for the years then ended, which report was incorporated by reference in the December 31, 2003 Annual Report on Form 10-KSB of Western Reserve Bancorp, Inc.



                                                /s/ Crowe Chizek and Company LLC
                                                    Crowe Chizek and Company LLC

Columbus, Ohio
March 31, 2004